QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.3

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Annual Bonus Pool Guideline

        Financial Security Assurance Holdings Ltd. (including its direct and indirect subsidiaries, the "Company") maintains an annual bonus pool (the "Bonus Pool") for the benefit of Company employees equal to a predetermined percentage (the "Specified Percentage") of the growth in adjusted book value ("ABV") of the Company during the applicable year, excluding unrealized gains and losses on investments and excluding, to the extent excluded from operating earnings, FAS No. 133 mark to market adjustments, but including a return on equity ("ROE") modifier described below. For the 2004 Bonus Pool, the Human Resources Committee of the Board of Directors of the Company (the "HR Committee") has set the Specified Percentage at 11.25%. The HR Committee retains the right to evaluate the Bonus Pool formula annually; however, the intent is to maintain the Bonus Pool formula as long as practical to promote stability. The ROE modifier will adjust downward the growth in ABV if the "Target ROE" exceeds the ROE achieved in the aggregate for all transactions insured during the applicable year (the "Actual Average ROE"), with a maximum adjustment of 2%. The "Target ROE" will equal the Company's after-tax portfolio book investment yield (determined as of the December 31 immediately preceding the compensation year) plus 9%, with a maximum Target ROE of 15%. In the event that the Actual Average ROE is less than the Target ROE for any year, then the Bonus Pool for such year will be reduced by a percentage equal to 1/2 the excess of the Target ROE (expressed as a percentage) over the Actual Average ROE (expressed as a percentage), subject to a maximum reduction of 2%. Amounts of the Bonus Pool in respect of any year, determined as provided above, that are not distributed to employees for that year will be credited to a "Rainy Day Fund" that will be available in subsequent years to fund bonus payments to employees in excess of the Bonus Pool determined as provided above, provided that the Rainy Day Fund shall not exceed an amount equal to $25 million, adjusted to reflect increases in the Consumer Price Index from and after January 1, 2005.

QuickLinks

  Exhibit 10.3
FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.